Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, R. Steven Hamner, certify that:

1)	I have reviewed this annual report on Form 10-K/A of MPT Operating Partnership, L.P.

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3)	Based on my knowledge, the other financial information included in this report is fairly presented in all material respects as of, and for, the periods presented in this report.

Date: May 10, 2012	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer of the Sole Member of the General Partner of MPT Operating Partnership, L.P.